(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.             A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “'Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.             To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 19, 2019

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

BBCMS 2018-C2

BBCMS Mortgage Trust 2018-C2, Commercial Mortgage Pass-Through Certificates, Series 2018-C2

(Fidelis Portfolio into MSC 2018-H4)

Barclays Commercial Mortgage Securities LLC

745 Seventh Avenue

New York, New York 10019

Attention: Daniel Vinson

Wilmington Trust, National Association

1100 North Market Street

Wilmington Delaware 19890

Attention: CMBS Trustee BBCMS 2018-C2

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia MD 21045-1951

Attention: Corporate Trust Services (CMBS)

BBCMS Mortgage Trust 2018-C2, Series 2018-C2

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: BBCMS 2018-C2 - Surveillance Manager

(with a copy sent contemporaneously via email to:

cmbs.notice@parkbridgefinancial.com)

Morgan Stanley Capital I Inc.

1585 Broadway

New York, New York 10036